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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this registration statement on Form S-1 of our report dated October 20, 1999, except for the information contained in the second paragraph of Note 8 for which the date is November 22, 1999, relating to the financial statements of SmarterKids.com, Inc., which appears in such registration statement. We also consent to the reference to us under the heading "Experts" in such registration statement.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

November 22, 1999